Exhibit 5.2

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April 21, 2006	File No. 037948-0020

Global Crossing Limited
Wessex House
45 Reid Street
Hamilton HM12, Bermuda

Re:	Global Crossing Limited Registration Statement on Form S-3—
$500,000,000 of Securities

Ladies and Gentlemen:

We have acted as special counsel to Global Crossing Limited, a Bermuda corporation (“GCL”), and certain of GCL’s subsidiaries named on Annex A hereto (the “Co-Registrants”), in connection with their filing on April 21, 2006, with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), pertaining to the registration of up to $500,000,000 of securities for sale from time to time. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement (both as herein defined) other than as to the enforceability of the Agreements and Securities (both as herein defined).

You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a form of prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements, will contemplate the issue and sale by GCL (and one or more of the Co-Registrants, as applicable) of up to $500,000,000 aggregate offering price of (i) one or more series of debt securities (the “Debt Securities”), which may be guaranteed (the “Guarantees”) by one or more of the Co-Registrants (the “Guarantors”), (ii) shares of common stock of GCL, par value $.01 per share (the “Common Stock”), and (iii) warrants to purchase Common Stock (the “Warrants”), or any combination of the foregoing. Any Debt Securities may be exchangeable for and/or convertible into shares of Common Stock. The Debt Securities and any Guarantees may be issued pursuant to an indenture by and among GCL and one or more of the Co-Registrants, as guarantors, and a financial institution to be identified therein, as trustee (the “Trustee”), in the form included as Exhibit 4.3 to the Registration Statement (the “Indenture”). The Warrants may

Global Crossing Limited

April 21, 2006

be issued under one or more warrant agreements (each, a “Warrant Agreement”) between GCL and a third party to be identified therein as warrant agent (each, a “Warrant Agent”). The Indenture and the Warrant Agreements are herein collectively called the “Agreements.” The Debt Securities, Guarantees and Warrants are herein collectively called the “Securities.”

In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by GCL and the Co-Registrants in connection with the authorization of the Agreements and authorization, issuance and sale of the Securities. For the purposes of this opinion, we have assumed that such proceedings to be taken in the future will be completed timely in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law. As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of GCL and others as to factual matters without having independently verified such factual matters.

We are opining herein as to the effect on the Agreements and the Securities only of the internal laws of the State of New York (which we have with your consent assumed will be chosen to govern the Agreements and the Securities), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state. Various issues pertaining to Bermuda law, including the validity of the Common Stock, are addressed in the opinion of Appleby Spurling Hunter, special Bermuda counsel to GCL, separately provided to you. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

(1) When the Indenture has been duly authorized, executed and delivered by GCL and the Trustee, and when the Debt Securities have been duly authorized and duly established in accordance with the Indenture and applicable law (including, without limitation, by the adoption by the Board of Directors of GCL of resolutions duly authorizing the issuance and delivery of the Debt Securities (the “Debt Securities Authorization”)), duly authenticated by the Trustee and duly executed and delivered on behalf of GCL against payment therefor in accordance with the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the Debt Securities Authorization, the Indenture and the Debt Securities will constitute legally valid and binding obligations of GCL, enforceable against GCL in accordance with their respective terms.

(2) When the Indenture (including the Guarantees contained therein) has been duly authorized, executed and delivered by GCL, the Trustee and one or more of the Guarantors, and when such Guarantees and the related Debt Securities have been duly authorized and duly established in accordance with the Indenture and applicable law (including, without limitation,

Global Crossing Limited

April 21, 2006

by the adoption by the Boards of Directors (or similar governing body) of GCL and such Guarantors of resolutions duly authorizing the issuance and delivery of such Guarantees and the related Debt Securities (collectively, the “Guarantee Authorizations”)), and the Debt Securities have been duly authenticated by the Trustee, duly executed and delivered against payment therefor in accordance with the Indenture and the Guarantees, and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the Guarantee Authorizations, such Guarantees will constitute legally valid and binding obligations of such Guarantors, enforceable against such Guarantors in accordance with their terms.

(3) When the applicable Warrant Agreement has been duly authorized, executed and delivered by GCL and a Warrant Agent and when the Warrants have been duly authorized and duly established in accordance with the terms of the Warrant Agreement and applicable law (including, without limitation, by the adoption by the Board of Directors of GCL of a resolution duly authorizing the issuance and delivery of the Warrants and the securities issuable upon exercise thereof (the “Warrant Authorization”)), duly executed and/or countersigned in accordance with the Warrant Agreement relating to such Warrants, and issued and delivered on behalf of GCL against payment therefor as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the Warrant Authorization, assuming the securities issuable upon exercise thereof have been duly authorized and reserved for issuance, the Warrant Agreement and the Warrants will constitute legally valid and binding obligations of GCL, enforceable against GCL in accordance with their terms.

The opinions expressed above are further subject to the following limitations, qualifications and exceptions:

(a) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors;

(b) the effects of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought;

(c) the invalidity under certain circumstances under law or court decisions of provisions for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and

(d) we express no opinion with respect to (i) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief; (ii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iii) waivers of broadly or vaguely stated rights; (iv) covenants not to compete; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations;

Global Crossing Limited

April 21, 2006

(vii) grants of setoff rights; (viii) provisions to the effect that a guarantor is liable as a primary obligor, and not as a surety; (ix) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (x) proxies, powers and trusts; (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; and (xiii) the severability, if invalid, of provisions to the foregoing effect.

In addition, we express no opinion with respect to (i) whether acceleration of the Debt Securities may affect the collectibility of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon, (ii) compliance with laws relating to permissible rates of interest, (iii) the creation, validity, perfection or priority of any security interest, mortgage, or lien, or (iv) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency.

With your consent, we have assumed (a) that the Agreements and the Securities will have been duly authorized, executed and delivered by, and constitute legally valid and binding obligations of, the parties thereto and will be, other than as to GCL and the Co-Registrants, enforceable against them in accordance with their respective terms, and (b) that the status of the Agreements and the Securities as legally valid and binding obligations of the respective parties thereto will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by any persons entitled by law to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP

Global Crossing Limited

April 21, 2006

Annex A

Co-Registrants

Exact Name of Co-Registrants

Global Crossing Holdings Limited
Global Crossing (Bidco) Limited